                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the Registration Statement dated January 26, 1998 on Form S-8 regarding the Amended and Restated 1993 Stock Option Plan and in Registration Statement No. 333-10775 on Form S-3 of our report on the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 included in the Annual Report on Form 10-K of Monterey Pasta Company for the year ended December 28, 1997.

DELOITTE & TOUCHE LLP
San Francisco, California

March 25, 1998